UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014 (September 5, 2014)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY	7073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On September 5, 2014 (the “Closing Date”), CCA Industries, Inc., a Delaware corporation (the “Company”), entered into the (i) Loan and Security Agreement (the “Loan Agreement”), and (ii) Warrant to Purchase Common Stock, in each case, with Capital Preservation Solutions, LLC (“Capital Preservation Solutions”). Capital Preservation Solutions is controlled by Lance T. Funston, the Chairman of the Board of Managers of Ultimark Products, LLC, a privately held consumer products company.
The Loan Agreement
The Loan Agreement provides for a $5 million line of credit (the “Line of Credit”) and a term loan of $1 million (the “Term Loan” and, together with the Line of Credit, the “Loans”). The proceeds of the Loans are to be used for general working capital purposes.
Pursuant to the Loan Agreement, all outstanding amounts of the Loans bear interest at 6% per annum, payable monthly in arrears.
The Loans mature on December 5, 2015. The Loans and all other amounts due and owing under the Loan Agreement and related documents are secured by a first priority perfected security interest in, and lien on, substantially all of the assets of the Company.
Amounts available for borrowing under the Line of Credit equal the lesser of the Borrowing Base (as defined below), and $5 million, in each case, as the same is reduced by the aggregate principal amount outstanding under the Line of Credit. “Borrowing Base” under the Loan Agreement means, generally, the amount equal to (i) 80% of the Company’s eligible accounts receivable, plus (ii) 50% of the value of eligible inventory, less (iii) certain reserves.
Pursuant to the Loan Agreement, the Company has the obligation to negotiate in good faith and, as soon as reasonably practicable following the Closing Date, enter into a registration rights agreement with Capital Preservation Solutions and Capital Preservation Holdings (as defined below) providing for customary demand and piggyback registration rights with respect to the Company’s capital stock that Capital Preservation Solutions and Capital Preservation Holdings own or have the right to acquire following the Closing Date.
The Company’s failure to list on the NYSE MKT the shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which are issuable under the Warrant by October 5, 2014 constitutes an event of default under the Loan Agreement. The Loan Agreement otherwise contains customary events of default. Upon the occurrence of an event of default, Capital Preservation Solutions may elect to declare the entire unpaid principal balance of the Loans to be immediately due and payable, together with interest thereon through the date of payment and all costs incurred by and payable to Capital Preservation Solutions under the Loan Agreement.
The Loan Agreement contains customary representations, warranties and covenants on the part of the Company.

On the Closing Date, in addition to the $1 million in Term Loan proceeds which the Company received, the Company drew $600,000 on the Line of Credit. Under the Loan Agreement, the Company is not permitted to make additional draws under the Line of Credit until the Company has listed on the NYSE MKT the Common Stock issuable under the Warrant.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The Warrant
In connection with the Loan Agreement, the Company issued the Warrant on the Closing Date, pursuant to which Capital Preservation Solutions has, subject to certain adjustments, the right to purchase from time to time until September 5, 2019 an amount of Common Stock equal to, at the time of exercise, 24% of the issued and outstanding Common Stock and the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), at a purchase price of $3.17 per share (which represents the NYSE MKT per share closing price of the Common Stock on the day prior to the Closing Date ). The Warrant may be exercised, at the option of Capital Preservation Solutions, in cash, pursuant to a cashless exercise, or in a combination thereof.
The Warrant contains certain customary anti-dilution provisions with respect to stock splits, stock dividends, recapitalizations and certain other transactions.
The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
On the Closing Date, the Company entered into separation letters (together, the “Separation Agreements”) with each of the Company’s founders, David Edell and Ira Berman, pursuant to which the Company terminated (i) the Amended and Restated Employment Agreements, dated as of December 1, 1993, as amended, with each of Messrs. Edell and Berman (together, the “Employment Agreements”), and (ii) the Change of Control Agreements, dated as of March 15, 2011, with each of Messrs. Edell and Berman (together, the “Change of Control Agreements”). In consideration of the termination of the Employment Agreements and the Change of Control Agreements, the Company paid, in the aggregate, $1 million to Messrs. Edell and Berman on the Closing Date and is required to pay, in the aggregate, an additional $200,000 to Messrs. Edell and Berman by October 1, 2015. In addition, the Company is required to pay, in the aggregate, $794,620, to Messrs. Edell and Berman in equal monthly installments over 15 months following the Closing Date. The $794,620 represents the aggregate amount that had been due and owing to Messrs. Edell and Berman through the Closing Date under the Employment Agreements, of which $794,620 had been previously reserved for in the Company’s financial statements.

The Employment Agreements had an original expiration of December 31, 2015, with aggregate payments of $2,149,256 due to Messrs. Edell and Berman through that date had they not been earlier terminated.
The foregoing description of the Separation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreements, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Loan Agreement set forth in Item 1.01 of this Current Report on Form 8-K under the heading “The Loan Agreement” is incorporated by reference into this Item 2.03.
Item 3.02    Unregistered Sales of Equity Securities.
The information regarding the Warrant set forth in Item 1.01 of this Current Report on Form 8-K under the heading “The Warrant” is incorporated by reference into this Item 3.02.
The issuance and sale of the Warrant was conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Warrant nor the underlying Common Stock issuable upon the exercise thereof have been registered under the Securities Act, and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 5.01    Changes in Control of Registrant.
Concurrently with entering into the Loan Agreement and the Warrant, Capital Preservation Holdings, LLC (“Capital Preservation Holdings”) entered into a Stock Purchase Agreement with David Edell and Ira Berman, pursuant to which Messrs. Edell and Berman sold to Capital Preservation Holdings an aggregate of 200,000 shares of Common Stock and 967,702 shares of Class A Common Stock, representing all of the issued and outstanding shares of Class A Common Stock, for an aggregate purchase price of approximately $4.087 million, which was paid from the private funds of Capital Preservation Holdings. Capital Preservation Holdings is an affiliate of Capital Preservation Solutions and is controlled by Lance T. Funston. In addition, Richard Kornhauser, the Company’s President and Chief Executive Officer, and Stephen A. Heit, the Company’s Executive Vice President and Chief Financial Officer, have a minority interest in Capital Preservation Holdings.
Holders of Common Stock and holders of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent, except that the holders of the Class A Common Stock have the right to elect four directors to the Company’s Board of Directors (the “Board”) and the holders of the Common Stock have the right to elect three directors to the Board. As a result of its purchase of the Class A Common Stock and

Common Stock from Messrs. Edell and Berman, Capital Preservation Holdings may be deemed to control the Company as a result of its ability to elect four of seven directors to the Board and its beneficial ownership of 16.67% of the Company’s voting securities as of the Closing Date (the foregoing beneficial ownership percentage does not include the Common Stock underlying the Warrant acquired by Capital Preservation Solutions).

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     On the Closing Date, David Edell (a director elected by the holders of the Class A Common Stock (a “Class A Common Stock Director”)) and Drew Edell (a director elected by the holders of the Common Stock (a “Common Stock Director”)) resigned from their positions as directors on the Board, effective immediately.
(d)     On the Closing Date, in accordance with the Company’s Amended and Restated Bylaws, the Board appointed (i) Richard Kornhauser as a Class A Common Stock Director, (ii) Stephen A. Heit as a Common Stock Director, and (iii) Josephine Belli as a Common Stock Director, each to serve as a director on the Board until the next annual meeting of the Company’s stockholders and until his/her successor is duly elected and qualified or until his/her earlier death, resignation or retirement. On the Closing Date, the Board also appointed Ms. Belli to the Audit Committee and Compensation Committee of the Board, effective immediately.
Ms. Belli is an attorney with the law firm of Goldberg Segalla, LLP. Ms. Belli previously served in various positions including Senior Counsel with Combe Incorporated, a manufacturer, marketer and distributor of drugs, devices and personal care products. Ms. Belli is a graduate of St. John’s University School of Law and is a member of the New York State bar, as well as the bars for the Court of International Trade and the Eastern District of New York Court of Appeals for the Federal Circuit.
Information regarding the Company’s compensatory and other arrangements for non-employee directors is set forth in the Company’s Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on June 2, 2014 (the “2014 Proxy Statement”). Information regarding Messrs. Kornhauser’s and Heit’s compensation as executive officers of the Company, as well as Mr. Heit’s employment agreement with the Company, is also set forth in the 2014 Proxy Statement. Mr. Kornhauser does not have an employment agreement with the Company.
Messrs. Heit and Kornhauser will receive no additional compensation for serving as directors of the Board.
(e)    The information regarding the Separation Agreement of Mr. Edell set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
Item 8.01    Other Events.

On September 8, 2014, the Company issued a press release regarding the transactions described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description
10.1*	Loan and Security Agreement, dated as of September 5, 2014, by and between CCA Industries, Inc. and Capital Preservation Solutions, LLC.

10.2*	Warrant to Purchase Common Stock, dated as of September 5, 2014, by and between CCA Industries, Inc. and Capital Preservation Solutions, LLC.

10.3*	Separation Agreement, dated as of September 5, 2014, by and between CCA Industries, Inc. and David Edell.

10.4*	Separation Agreement, dated as of September 5, 2014, by and between CCA Industries, Inc. and Ira Berman.

99.1*	Press release, dated as of September 8, 2014.

*	Filed electronically herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCA Industries, Inc.

Date: September 11, 2014	By:	/s/ Stephen A Heit
Stephen A Heit
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Loan and Security Agreement, dated as of September 5, 2014, by and between CCA Industries, Inc. and Capital Preservation Solutions, LLC.

10.2*	Warrant to Purchase Common Stock, dated as of September 5, 2014, by and between CCA Industries, Inc. and Capital Preservation Solutions, LLC.

10.3*	Separation Agreement, dated as of September 5, 2014, by and between CCA Industries, Inc. and David Edell.

10.4*	Separation Agreement, dated as of September 5, 2014, by and between CCA Industries, Inc. and Ira Berman.

99.1*	Press release, dated as of September 8, 2014.

*	Filed electronically herewith.